Exhibit 10.3

FORM OF

TREMONT MORTGAGE TRUST

2017 EQUITY COMPENSATION PLAN

Tremont Mortgage Trust hereby adopts the Tremont Mortgage Trust 2017 Equity Compensation Plan, effective as of the Effective Date.

I.                                        PURPOSE

The Plan is intended to advance the interests of the Company and its subsidiaries, if any, by providing a means of rewarding selected officers and Trustees of the Company, employees of the Company or the Manager, and others rendering valuable services to the Company, its subsidiaries or to the Manager, through grants of the Company’s Shares.

II.                                   DEFINITIONS

Terms that are capitalized in the text of the Plan have the meanings set forth below:

(a)                                 “Board” means the Board of Trustees of the Company.

(b)                                 “Company” means Tremont Mortgage Trust, a Maryland real estate investment trust.

(c)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)                                 “Key Person” means an employee, consultant, advisor, Trustee, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Manager or an affiliate of the Manager.

(e)                                  “Manager” means a person or entity providing management or administrative services to the Company.

(f)                                   “Participant” means a person to whom Shares have been granted, or any other person who becomes owner of the Shares by reason of such person’s death or incapacity.

(g)                                  “Plan” means this Tremont Mortgage Trust 2017 Equity Compensation Plan, as it may be amended from time to time.

(h)                                 “Securities Act” means the Securities Act of 1933, as amended.

(i)                                     “Share Agreement” means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

(j)                                    “Shares” means the Company’s Common Shares of Beneficial Interest, $0.01 par value per share.

(k)                                 “Trustee” means a member of the Board.

III.                              SHARES SUBJECT TO THE PLAN

Subject to the provisions of Article VII, the maximum number of Shares which may be granted under the Plan following the Effective Date shall equal 7.5% of the sum of (1) the aggregate number of Shares which are issued and outstanding as a result of the consummation of the Company’s initial public offering of Shares (not including Shares described in clause (2)), (2) the number of Shares issued pursuant to the underwriters’ exercise of their overallotment option in connection with the initial public offering and (3) the number of Shares issued in the private placement of Shares to Tremont Realty Advisors LLC concurrent with the initial public offering, with such sum being subject to adjustment as set forth herein.  If any Shares subject to an award under the Plan are forfeited, cancelled, repurchased or surrendered (including in satisfaction of tax obligations), the Shares with respect to such award shall, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the Plan.

Subject to the terms of any Share Agreement, a holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine.  Certificates representing Shares or statements representing Shares in book entry form may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any.  In addition, the Company may hold the certificates representing Shares pending lapse of any applicable vesting, forfeiture, repurchase, transfer or similar restrictions.

IV.                               METHOD OF GRANTING SHARES

Grants of Shares to any Key Person shall be made by action of the Board, which shall have the sole discretion (subject to the terms of the Plan) to select persons to whom Shares are to be granted, the amount and timing of each such grant, the extent, if any, to which vesting restrictions or other conditions (which may include repurchase rights) shall apply to the award and all other terms and conditions of any award (which terms and conditions need not be the same as between recipients or awards).  If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option and in its discretion without further notice to the Participant.  No Trustee or officer of the Company may be granted more than 25% of the aggregate number of Shares available under the Plan after the Effective Date.  Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V.

V.                                    ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or, in the discretion of the Board, a committee of the Board designated by the Board and composed of at least two (2) members of the Board.  All references in the Plan to the Board shall be understood to refer to such committee or the Board, whichever shall be administering the Plan from time to time.  All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board in its sole discretion and the Board shall have the authority to do all things necessary to carry out the purposes of the Plan, and its determinations shall be final and binding upon all persons, including the Company and all Participants.  Without limiting the generality of the foregoing, the Board is authorized to: (i) adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement; (ii) make adjustments to awards in response to changes in applicable laws, regulations or accounting principles; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan.  If it determines to do so, the Board may grant Shares under this Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions.

For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and its composition shall comply with all other applicable legal requirements.

With respect to persons subject to Section 16 of the Exchange Act with respect to the Company, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.

VI.                               ELIGIBLE PERSONS

The persons eligible to receive grants of Shares shall be those persons selected by the Board in its discretion from among Key Persons who contribute to the business of the Company and its subsidiaries, if any.

VII.                          CHANGES IN CAPITAL STRUCTURE

In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities), stock split or combination of shares (including a reverse stock split), conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, extraordinary cash dividend or other similar transaction or event, the Board shall make adjustments to the maximum number of Shares that may be issued under the Plan under Article III and Article IV and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to awards then outstanding under the Plan affected by such change and to the other terms and conditions of such awards. No fractional Shares shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

VIII.                     EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective at the close of business on [..] (the “Effective Date”), subject to its approval by the Company’s shareholders.  Shares may be granted under the Plan from time to time until the close of business on the tenth (10th) anniversary of the Effective Date.  Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.  The Board hereafter may at any time amend or terminate the terms of an award or the Plan in any respect, provided that (without limiting Article VII hereof) the Board may not, without the affected Participant’s consent, amend or terminate the terms of an award or the Plan so as to affect adversely the Participant’s rights under an outstanding award.  Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable law or listing requirements.

IX.                               MISCELLANEOUS

A.                                    Nonassignability of Shares.  Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement or as may be permitted by the Board.

B.                                    No Guarantee of Employment.  Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment or service of, or to continue to act as an officer or Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager or any affiliate of the Manager.

C.                                    Tax Withholding; Section 409A.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and, as a condition to the receipt of any grant of Shares, a Participant agrees that if the amount payable to him or her by the Company in the ordinary course is insufficient to pay such taxes, he or she shall, upon request of the Company, pay the Company an amount sufficient to satisfy its tax withholding obligations. Without limiting the foregoing, the Board may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares, by withholding from the Shares to be issued to such Participant or by accepting delivery of Shares already owned by him or her.  The fair market value of the Shares for this purpose shall be the closing price of the Shares on the principal securities exchange on which the Shares are listed on the date such Shares are repurchased by the Company, unless otherwise determined by the Board in its discretion. If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company share certificates registered in his name or other evidence of legal and beneficial ownership of Shares owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the Shares represented by such share certificates.  If the Participant is subject to Section 16(a) of the Exchange Act, his ability to pay the withholding obligation in the form of Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act. It is intended that awards granted under the Plan be exempt from the application of Section 409A of the Code, and the Plan and such awards shall be construed in accordance with that intention.

D.                                    Conditions to Issuance.  The issuance of Shares under the Plan is subject to compliance with (1) the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of Shares and (2) the listing rules of any stock exchange or national market system on which the Shares are listed.

E.                                     No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan.  The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

F.                                      Governing Law.  The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein, without reference to the conflicts of law principles thereof.